CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated September 5, 2000, relating to the financial statements and financial highlights which appears in the July 31, 2000 Annual Report to Shareholders of INVESCO Stock Funds, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Financial Highlights", and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Denver, Colorado
August 22, 2001